Press Release
For More Information Contact:
Helen Farrier, Corporate Public Relations Director
408-658-1616
helen.farrier@seagate.com

Seagate Technology Announces Preliminary Financial Information for Fiscal Second Quarter 2018 and Completion of Long-Term NAND Supply Agreement with Toshiba Memory Corporation

•	Record exabyte capacity shipped, up 29% year-over-year

•	Long-term NAND supply agreement with Toshiba Memory Corporation signed to benefit portfolio expansion and portfolio continuity

CUPERTINO, CA - January 8, 2018 - Seagate Technology plc (NASDAQ: STX), a world leader in digital storage solutions, today announced selected preliminary financial information for its fiscal second quarter 2018, which ended on December 29, 2017. Seagate expects to report revenue of approximately $2.9 billion, and GAAP and non-GAAP gross margin of approximately 30%. The Company expects to report record exabyte shipments of approximately 88 exabytes, reflecting drive shipments of approximately 40 million and record average capacity per drive of 2.2 terabytes.
GAAP and Non-GAAP operating expenses for the December quarter are expected to be approximately $444 million and $390 million respectively. The Company ended the quarter with approximately $2.6 billion in cash and cash equivalents.
These preliminary results compare to the Company’s previous forecast for fiscal second quarter 2018 revenue growth of 3-5% sequentially, non-GAAP gross margin improvement sequentially and non-GAAP operating expenses down 2-3%.
The strength in the Company’s revenue and gross margin for the quarter was driven primarily by better-than-expected demand for the Company's HDD mass-storage solutions portfolio and operational execution.
“Our revenue growth and strong portfolio profitability in the December quarter reflect solid demand for high capacity mass-storage solutions, particularly for our cloud-based environments,” said Dave Mosley, Seagate's chief executive officer. “Availability of our cloud and edge portfolio remains constrained with broad based customer demand globally and we are looking forward to planning discussions with a significant number of customers at CES this week,” said Dave Mosley.
Due to industry forecasts for explosive data creation and next-generation workloads over the next decade and beyond, the storage industry anticipates an increase in global storage needs for existing and new markets. To address these needs, Seagate has developed and invested in building a robust digital storage portfolio to provide customers with solutions that fit their dynamic storage needs, including HDDs, SSDs, and hybrid solutions.
During the December quarter, Seagate entered into a previously announced long-term NAND supply agreement with Toshiba Memory Corporation that will provide continuity of NAND supply for Seagate's current and future SSD product portfolio.
“Seagate's broad offering of flash-based products are ready to scale and grow across multiple markets,” said Dave Mosley. “Securing additional NAND supply through a long-term agreement with Toshiba Memory Corporation fulfills our current needs for NAND and increases the potential for Seagate to deliver new and innovative flash-based solutions. Diversifying and expanding our competitive HDD mass-storage portfolio with SSD and enterprise storage solutions will enable meaningful future revenue growth and profits over the next several years while providing significant value for our storage customers,” said Dave Mosley.
Conference Call Details for Fiscal Second Quarter 2018 Financial Results
Seagate will report its fiscal second quarter 2018 financial results before the market opens on January 29, 2018. The investment community conference call to discuss these results will take place that day at 6:00 a.m. Pacific Time/9:00 a.m. Eastern Time. The live event can be accessed online at Seagate’s Investor Relations website at www.seagate.com/investors. An archived audio webcast of this event will be available shortly following the event conclusion.
About Seagate
To learn more about the Company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements
Some of the statements and assumptions included in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects, our ability to address any product availability constraints with our customers, continuity of long-term NAND supply, demand for our products, our product offerings, estimates of future revenue and profit growth and estimates of industry growth. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “may,” “will,” or negative of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include, but are not limited to: items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this report; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies or changes in market trends; the development and introduction of products based on new technologies and expansion into new data storage markets; the Company’s ability to comply with certain covenants in its credit facilities with respect to financial ratios and financial condition tests; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt the Company’s operations or result in the dissemination of proprietary or confidential information and cause reputational harm; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 4, 2017, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross margin and operating expenses which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures may be provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that it believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY PLC
PRELIMINARY ADJUSTMENTS TO GAAP GROSS MARGIN
(Unaudited)

		For the Three Months Ended December 29, 2017
Reconciliation of Preliminary GAAP Gross Margin
Preliminary GAAP Gross Margin		30.1%
Non-GAAP adjustments:	A	0.4%
Preliminary non-GAAP Gross Margin		30.5%

A Gross margin has been adjusted on a Non-GAAP basis to exclude amortization of intangibles associated with acquisitions, write off of certain fixed assets and exclusion of favorable adjustments for sales of certain discontinued products.

SEAGATE TECHNOLOGY PLC
PRELIMINARY ADJUSTMENTS TO GAAP OPERATING EXPENSE
(in millions)
(Unaudited)

		For the Three Months Ended December 29, 2017
Reconciliation of Preliminary Operating Expense:
Preliminary GAAP Operating Expense		$444
Non-GAAP adjustments:
Product development	A	(2)
Marketing and administrative	B	(1)
Amortization of intangibles	C	(18)
Restructuring and other, net	D	(33)
Preliminary non-GAAP Operating Expense		$390

A Product development expenses have been adjusted on a non-GAAP basis to exclude the impact of write off of certain fixed assets and other charges related to restructuring.

B Marketing and administrative expenses have been adjusted on a non-GAAP basis to exclude the write off of certain fixed assets related to restructuring.

C Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.

D Restructuring and other net, has been adjusted on a non-GAAP basis primarily related to reductions in our workforce as a result of our ongoing focus on cost efficiencies in all areas of our business.